                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 24, 1995, included in Mark VII, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP

                                                         Arthur Andersen LLP

Kansas City, MO
May 8, 1995